UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2006
GENENTECH, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9813 (Commission File Number)	94-2347624 (I.R.S. Employer Identification No.)
1 DNA Way
South San Francisco, California 94080-4990
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: (650) 225-1000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
Genentech, Inc. 1991 Employee Stock Plan
On April 20, 2006, Genentech, Inc. (“Genentech” or the “Company”) stockholders approved an amendment to the Genentech, Inc. 1991 Employee Stock Plan, as amended (the “1991 Plan”) to increase the number of shares of Genentech common stock (“Common Stock”) that are issuable under the 1991 Plan by 6,000,000. Genentech’s Board of Directors (the “Board”) had previously approved this amendment, subject to approval from Genentech’s stockholders. The 1991 Plan is included as Exhibit 10.1 to this Current Report and is incorporated by reference herein. The following summary of the 1991 Plan is qualified in its entirety by reference to Exhibit 10.1.
Eligibility to Participate: Most employees of the Company are eligible to participate in the 1991 Plan. However, an employee is not eligible if he or she owns or has the right to acquire 5% or more of the voting stock of the Company or of any subsidiary of the Company. Also, an employee is not eligible if he or she works less than 20 hours per week or less than or equal to 5 months per calendar year.
Administration, Amendment and Termination: The Compensation Committee of the Board administers the 1991 Plan and generally may amend or terminate the 1991 Plan at any time and for any reason. However, as required by Section 423 of the Internal Revenue Code, the Company’s stockholders must approve certain material amendments.
Number of Shares of Common Stock Available under the 1991 Plan: A maximum of 6,759,366 shares of Common Stock are available for issuance pursuant to the 1991 Plan, including the 6,000,000 that were approved by the stockholders on April 20, 2006.
Enrollment and Contributions: Eligible employees voluntarily elect whether or not to enroll in the 1991 Plan. Employees join for an offering period of fifteen months; provided, however, that an employee may cancel his or her enrollment at any time (subject to the 1991 Plan’s rules). Employees contribute to the 1991 Plan through payroll deductions and generally may contribute any whole percentage from 1% to 15% of their eligible compensation through after-tax payroll deductions.
Purchase of Shares: Within each fifteen-month offering period, there are five three-month purchase periods. On the first business day after the end of each purchase period (the “Purchase Date”), the Company uses each participating employee’s payroll deductions to purchase shares of Common Stock for the employee. The price of the shares purchased will be 85% of the lower of (1) the share’s market value on the grant date or (2) the share’s market value on the Purchase Date. “Market value” under the 1991 Plan generally means the closing price of the Common Stock on the New York Stock Exchange on the relevant date. In any calendar year, no employee may accrue the right to purchase more than $25,000 of Common Stock under the 1991 Plan (based on the market value of the Common Stock on the applicable grant date).
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits

Exhibit No.
10.1	Genentech, Inc. 1991 Employee Stock Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2006	By:	/s/ Stephen G. Juelsgaard
Stephen G. Juelsgaard
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Genentech, Inc. 1991 Employee Stock Plan